Exhibit 8.1

SUBSIDIARY LIST

Subsidiary	Jurisdiction of Incorporation
Aladdin Shipping Co.	Marshall Islands
Ariel Shipping Co.	Marshall Islands
Asterix Shipping Co.	Marshall Islands
Bagheera Shipping Co.	Marshall Islands
Bistro Maritime Co.	Marshall Islands
Castor Maritime SCR Corp.	Marshall Islands
Cinderella Shipping Co.	Marshall Islands
Containco Shipping Inc.	Marshall Islands
Garfield Shipping Co.	Marshall Islands
Jerry Shipping Co.	Marshall Islands
Johnny Bravo Shipping Co.	Marshall Islands
Jumaru Shipping Co.	Marshall Islands
Kabamaru Shipping Co.	Marshall Islands
Liono Shipping Co.	Marshall Islands
Luffy Shipping Co.	Marshall Islands
Mickey Shipping Co.	Marshall Islands
Mulan Shipping Co.	Marshall Islands
Pikachu Shipping Co.	Marshall Islands
Pocahontas Shipping Co.	Marshall Islands
Pumba Shipping Co.	Marshall Islands
Snoopy Shipping Co.	Marshall Islands
Songoku Shipping Co.	Marshall Islands
Spetses Shipping Co.	Marshall Islands
Stewie Shipping Co.	Marshall Islands
Super Mario Shipping Co.	Marshall Islands
Tom Shipping Co.	Marshall Islands
Yogi Bear Shipping Co.	Marshall Islands
Indigo Global Corp.	Marshall Islands
Thalvora Enterprises Inc.	Marshall Islands
Castor Maritime Finance Inc.	Marshall Islands
MPCC CSI Ltd.	Cyprus
Castor CSI Corp.	Marshall Islands
Thalvora Holdings GmbH	Germany
CMB Shipping Inc.	Marshall Islands
CMRP Corp.	Marshall Islands
CMSI Corp.	Marshall Islands
CMU Corp.	Marshall Islands
MPC Münchmeyer Petersen Capital AG	Germany
Curamus Managementgesellschaft mbH, Hamburg	Germany
Duisburg Invest Beteiligungsgesellschaft mbH & Co. KG, Hamburg	Germany
Energiepark Heringen-Philippsthal WP HP GmbH & Co, KG, Hamburg	Germany
ELG Erste Liquidationsmanagement GmbH, Hamburg	Germany
First Fleet Philipp Beteiligungs GmbH, Delmenhorst	Germany
Harper Petersen Albis GmbH & Co. KG, Hamburg	Germany
Harper Petersen & Co. Asia Ltd., Hongkong / China	China
Harper Petersen & Co. B.V., Amsterdam / Netherlands	Netherlands
Harper Petersen & Co. GmbH & Co. KG, Hamburg	Germany
Harper Petersen & Co. Pte Ltd., Singapur	Singapore
Immobilienmanagement MPC Student Housing Venture GmbH, Hamburg	Germany
Immobilienmanagement Sachwert Rendite-Fonds GmbH, Hamburg	Germany
Management Sachwert Rendite-Fonds Immobilien GmbH, Hamburg	Germany
Managementgesellschaft Harper Petersen mbH, Hamburg	Germany
Managementgesellschaft MPC Global Maritime Opportunity Private Placement GmbH, Hamburg	Germany
Managementgesellschaft MPC Solarpark mbH, Hamburg	Germany
Managementgesellschaft Oil Rig Plus mbH, Hamburg	Germany
MPC Best Select Company Plan Managementgesellschaft mbH, Quickborn	Germany
MPC Capital Advisory GmbH, Hamburg	Germany
MPC Capital Beteiligungsgesellschaft mbH & Co. KG, Hamburg	Germany
MPC Capital Dritte Beteiligungsgesellschaft mbH, Hamburg	Germany
MPC Capital GmbH, Hamburg	Germany
MPC Capital Investments GmbH, Hamburg	Germany
MPC Capital Risk & Insurance GmbH & Co. KG, Hamburg	Germany
MPC Capital Risk & Insurance Verwaltungs GmbH, Hamburg	Germany
MPC Capital Zweite Beteiligungsgesellschaft mbH, Hamburg	Germany
MPC Dritte Vermögensstrukturfonds Verwaltungsgesellschaft mbH, Hamburg	Germany
MPC ECOBOX OPCO 4 GmbH & Co. KG i.L., Hamburg	Germany
MPC Energías Renovables Colombia S.A.S., Bogotá / Colombia	Colombia
MPC Elfte Vermögensstrukturfonds Verwaltungsgesellschaft mbH, Hamburg	Germany
MPC Fünfte Vermögensstrukturfonds Verwaltungsgesellschaft mbH, Hamburg	Germany
MPC Investment Partners GmbH, Hamburg	Germany
MPC Investment Services GmbH, Hamburg	Germany
MPC Maritime Beteiligungsgesellschaft mbH & Co. KG, Hamburg	Germany
MPC Maritime Beteiligungsverwaltungsgesellschaft mbH, Hamburg	Germany
MPC Maritime Holding GmbH, Hamburg	Germany
MPC Maritime Investments GmbH i.L., Hamburg	Germany
MPC Multi Asset Verwaltungsgesellschaft mbH, Hamburg	Germany
MPC Münchmeyer Petersen Real Estate Consulting GmbH, Hamburg	Germany

MPC Real Value Fund Verwaltungsgesellschaft mbH, Quickborn	Germany
MPC Renewable Panama S.A., Panama	Panama
MPC Schiffsbeteiligung Vermögensstrukturfonds Verwaltungsgesellschaft mbH, Nielbühl	Germany
MPC Sechste Vermögensstrukturfonds Verwaltungsgesellschaft mbH, Hamburg	Germany
MPC Siebte Vermögensstrukturfonds Verwaltungsgesellschaft mbH, Hamburg	Germany
MPC Silica Invest GmbH, Hamburg	Germany
MPC Venture Invest AG, Wien / Austria	Austria
MPC Zehnte Vermögensstrukturfonds Verwaltungsgesellschaft mbH, Hamburg	Germany
Panda Invest GmbH, Hamburg	Germany
Palmaille Ship Invest GmbH, Hamburg	Germany
PB BS GMO Verwaltungs GmbH, Hamburg	Germany
PBH Maritime Verwaltungsgesellschaft mbH, Hamburg	Germany
RES Maxis B.V., Amsterdam / Netherlands	Netherlands
TVP Treuhand- und Verwaltungsgesellschaft für Publikumsfonds mbH & Co. KG, Hamburg	Germany
Verwaltung "Rio Blackwater" Schifffahrtsgesellschaft mbH, Hamburg	Germany
Verwaltung Achte Sachwert Rendite-Fonds Deutschland GmbH, Hamburg	Germany
Verwaltung Asien Opportunity Real Estate GmbH, Hamburg	Germany
Verwaltung Bluewater Investments GmbH, Hamburg	Germany
Verwaltung Einundsiebzigste Sachwert Rendite-Fonds Holland GmbH, Hamburg	Germany
Verwaltung Elfte Sachwert Rendite-Fonds Deutschland GmbH, Hamburg	Germany
Verwaltung Fünfte Sachwert Rendite-Fonds Deutschland GmbH, Hamburg	Germany
Verwaltung Harper Petersen Albis GmbH, Hamburg	Germany
Verwaltung MPC Capital Beteiligungsgesellschaft mbH, Hamburg	Germany
Verwaltung MPC Global Maritime Opportunity Private Placement GmbH, Hamburg	Germany
Verwaltung MPC Sachwert Rendite-Fonds Opportunity Asien GmbH, Hamburg	Germany
Verwaltung MPC Solarpark GmbH, Hamburg	Germany
Verwaltung MPC Student Housing Venture GmbH, Quickborn	Germany
Verwaltung Neunte Sachwert Rendite-Fonds Deutschland GmbH, Hamburg	Germany
Verwaltung Sechste Sachwert Rendite-Fonds Deutschland (Private Placement) GmbH, Hamburg	Germany
Verwaltung Siebte Sachwert Rendite-Fonds Deutschland GmbH, Hamburg	Germany
Verwaltung Siebzigste Sachwert Rendite-Fonds Holland GmbH, Hamburg	Germany
Verwaltung TVP Treuhand GmbH, Hamburg	Germany
Verwaltung Zehnte Sachwert Rendite-Fonds Deutschland GmbH, Hamburg	Germany

Verwaltung Zweite Reefer-Flottenfonds GmbH, Hamburg	Germany
Verwaltung Zweite Sachwert Rendite-Fonds Deutschland GmbH, Hamburg	Germany
Verwaltung Zweiundsiebzigste Sachwert Rendite-Fonds Holland GmbH, Hamburg	Germany
Verwaltungsgesellschaft Duisburg Invest mbH, Hamburg	Germany
Verwaltungsgesellschaft MPC Global Equity Step by Step II mbH, Hamburg	Germany
Verwaltungsgesellschaft MPC Global Equity Step by Step III mbH, Hamburg	Germany
Verwaltungsgesellschaft MPC Global Equity Step by Step IV mbH, Hamburg	Germany
Verwaltungsgesellschaft MPC Global Equity Step by Step mbH, Hamburg	Germany
Verwaltungsgesellschaft MPC Rendite-Fonds Leben plus VII mbH, Quickborn	Germany
Verwaltungsgesellschaft MPC Rendite-Fonds Leben plus spezial IV mbH, Quickborn	Germany
Verwaltungsgesellschaft MPC Rendite-Fonds Leben plus spezial V mbH, Quickborn	Germany
Verwaltungsgesellschaft Oil Rig Plus mbH, Hamburg	Germany
Zweite MPC Best Select Company Plan Managementgesellschaft mbH, Quickborn	Germany